SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - April 30, 2001

MELLON FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania (Address of principal executive offices)	15258 (Zip code)

Registrant's telephone number, including area code - (412) 234-5000

ITEM 5.	OTHER EVENTS

On May 3, 2001, Mellon Financial Corporation entered into an agreement with General Electric Capital Corporation to sell the Mellon Leasing businesses that serve mid-to-large corporations and vendors of small ticket equipment. The transaction, terms of which were not disclosed, is pending necessary regulatory approvals, and is expected to be completed by the end of the second quarter of this year.

On April 30, 2001, Mellon Financial Corporation and Mellon Funding Corporation executed a supplemental indenture to the Indenture dated as of June 12, 2000, among Mellon Funding Corporation, as Issuer, Mellon Financial Corporation, as Guarantor, and Bank One Trust Company, N.A., as Trustee. The First Supplemental Indenture, dated as of April 30, 2001, is filed as an exhibit hereto. To date, no debt has been issued under this Indenture.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is filed herewith and incorporated by reference into Registration Statement Nos. 333-33248 and 333-33248-01 pertaining to certain debt securities of Mellon Funding Corporation and the related guarantee of Mellon Financial Corporation.

Exhibit Number	Description
4.8	First Supplemental Indenture, dated as of April 30, 2001, among Mellon Funding Corporation, Mellon Financial Corporation and Bank One Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON FINANCIAL CORPORATION

Date: May 7, 2001	By: /s/ CARL KRASIK
Carl Krasik Secretary

EXHIBIT INDEX

Number	Description	Method of Filing

4.8	First Supplemental Indenture dated as of April 30, 2001, among Mellon Funding Corporation, Mellon Financial Corporation and Bank One Trust Company, N.A.	Filed herewith